As filed with the Securities and Exchange Commission on May 28, 1997

                        Registration No.  33-37335


                   SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.   20549
                ----------------------------------------

                    POST-EFFECTIVE AMENDMENT NO. 1
                                 TO
                              FORM S-8

                       REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933

               ------------------------------------------

                    HOMELAND HOLDING CORPORATION
       (Exact name of registrant as specified in its charter)

                              Delaware
    (State or other jurisdiction of incorporation or organization)

                            73-1311075
               (I.R.S. employer identification No. )

                    2601 Northwest Expressway
                   Oil Center-East, Suite 1100
                  Oklahoma City, Oklahoma 73112
     (Address of principal executive offices, including zip code)

                 ------------------------------------

                    HOMELAND HOLDING CORPORATION
               1990 STORE MANAGERS STOCK PURCHASE PLAN
                        (Full title of plan)

                 ------------------------------------

                           Francis T. Wong
                        Homeland Stores, Inc.
                      2601 Northwest Expressway
                     Oil Center-East, Suite 1100
                    Oklahoma City, Oklahoma 73112
                          (405) 879-6600
                (Name, address and telephone number,
             including area code, of agent for service)


Explanatory Note:

      This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-37335) is being filed to deregister the remaining 93,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), of Homeland Holding Corporation ("Holding") covered by the Registration Statement on Form S-8 ("Registration Statement"). The Registration Statement was for 330,000 shares of Common Stock which were offered under the Homeland Holding
Corporation 1990 Store Managers Stock Purchase Plan.   An aggregate of
237,000 shares of Common Stock covered by the Registration Statement were sold thereunder.

      On May 13, 1996, Holding and its wholly-owned subsidiary, Homeland Stores, Inc., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware ("Bankruptcy Court"). The First Amended Joint Plan of Reorganization of Homeland Stores, Inc. and Homeland Holding Corporation, as modified, which was confirmed by the Bankruptcy Court on July 19, 1996, and became effective on August 2, 1996, provided for the cancellation of all of the shares of Common Stock covered by the Registration Statement on its effective date.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 27th day of May, 1997.

                           HOMELAND HOLDING CORPORATION


                           By:    /s/ James A. Demme
                                  James A. Demme, Chairman


           Pursuant to the requirements of the Securities Exchange Act of 1934, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


        Signature                    Title                         Date


/s/   James A. Demme           Chairman of the Board,          May 27, 1997
James A. Demme                 President, Chief Executive
                               Officer and Director
                               (Principal Executive Officer)


/s/   Larry W. Kordisch        Executive Vice President/       May 27, 1997
Larry W. Kordisch              Finance, C.F.O. and Secretary
                               (Principal Financial Officer)


/s/   Terry M. Marczewski      Vice President, Controller      May 27, 1997
Terry M. Marczewski            (Principal Accounting Officer)




        Signature                     Title                        Date



/s/   Robert E. (Gene) Burris       Director                     May 27, 1997
Robert E. (Gene) Burris


 /s/   Edward B. Krekeler, Jr.      Director                     May 27, 1997
Edward B. Krekeler, Jr.


/s/   Laurie M. Shahon              Director                     May 27, 1997
Laurie M. Shahon


/s/   John A. Shields               Director                     May 27, 1997
John A. Shields


                                    Director                     May __, 1997
William B. Snow


/s/   David N. Weinstein            Director                     May 27, 1997
David N. Weinstein